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                                                                    EXHIBIT 23.3

              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]



                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
Northwest Bancorp, Inc.:


We consent to the inclusion of our Federal income tax, Pennsylvania corporate net income tax, and Pennsylvania Mutual Thrift Institutions tax opinions letter in Amendment No. 1 to the Registration Statement on Form S-3 filed by Northwest Bancorp, Inc. at exhibit 8.1.


/s/ KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania
August 18, 1998